UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Commission File Number 000-56640

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(Address of principal executive offices)

(972) 358-6037

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement with GHS Investments

On September 17, 2025, Trans American Aquaculture, Inc., a Colorado corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments LLC (“GHS”) pursuant to which the Company may sell to GHS up to an aggregate of 63 shares of Series D Preferred Stock for an aggregate of up to $60,000 ($1,000 for each share of Series D Preferred Stock and deducting $3,000 in legal fees which may be issued in shares of Series D Preferred Stock). At the initial closing on September 18, 2025, GHS purchased 19 shares of Series D Preferred Stock (with three shares issued to cover legal fees) and was issued an additional six shares of Series D Preferred Stock as commitment shares. Subject to the terms of the SPA, the Company may sell and GHS may purchase up to an additional 44 shares of Series D Preferred Stock in additional closings.

In addition, pursuant to the SPA and at each closing, the Company agreed to issue to GHS warrants to purchase shares of the Company’s Common Stock equal to 50% of the number of Conversion Shares issuable upon conversion of the shares of Series D Preferred Stock purchased by GHS with an exercise price of 115% of the closing bid price the trading day prior to each issuance. At the initial closing on September 18, 2025, the Company issued to GHS warrants to purchase up to 71,250,000 shares of Common Stock exercisable at $0.000345 per share and terminating on September 18, 2030.

Consulting Agreement with Redhawk Investment Group

On September 17, 2025, the board of directors of the Company approved the Consulting Agreement (the “Agreement”) dated June 12, 2025 (the “Effective Date”) with Redhawk Investment Group, LLC, a Nevada Limited Liability Company (“RIG” or the “Consultant”) pursuant to which the Company engaged RIG to provide strategic advice and consulting services, on an as needed basis as determined by the mutual agreement of both Consultant and the Company, with regard to the Company including but not limited to: (i) facilitation with potential partners and joint venture opportunities, and (ii) facilitation with mergers and possible acquisitions.

The term of the Agreement is 12 months from the Effective Date, and can be extended by the mutual written consent of the parties. The Agreement may be terminated only: (i) By the Consultant for any reason upon 30 calendar days’ written notice prior to the completion of the initial term; or by the Consultant upon default in the payment of any amounts due to Consultant pursuant to the Agreement, if such default continues for more than 15 days following receipt by the Company from Consultant of written notice of such default and demand for payment, or (ii) by mutual agreement of the parties.

As consideration for the performance of the services to be provided by the Consultant under the Agreement, the Company will pay to the Consultant a retainer fee of $140,000 in cash or of the Company’s preferred stock, and issued within five days of the Effective Date. As further consideration for the performance of the Services, the Company will pay Consultant a fee of $30,000 per month for a total of (i) $360,000 in cash, or (ii) the Company’s preferred stock, and issued within five days of the beginning of each calendar month.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated by reference into this Item 3.02 herein.

The sales of Series D Preferred Stock and warrants were made in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and were made without general solicitation or advertising. The purchaser represented that it was an “accredited investor” with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans American Aquaculture, Inc.

Date: September 23, 2025	By:	/s/ Adam Thomas
Adam Thomas, Chief Executive Officer

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